EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Employee Incentive Plan of PLC Systems Inc. of our report dated February 12, 2003, with respect to the consolidated financial statements and schedule of PLC Systems Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Boston, Massachusetts June 11, 2003